UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
_______________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2007

Katy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-05558	75-1277589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2461 South Clark Street, Suite 630
Arlington, Virginia 22202
(Address of principal executive offices) (Zip Code)

(703) 236-4300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 2.01 is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 6, 2007, Katy Industries, Inc. (the “Company”) sold Contico Manufacturing, Ltd. (“CML”) to Invescotec Limited (“Invescotec”) for approximately $10.0 million, subject to a post-closing adjustment based on working capital, capped at an additional $1.0 million. A formal plan of disposition was not committed to by the Company’s Board of Directors until subsequent to March 31, 2007. The description of the definitive share purchase agreement set forth above is qualified in its entirety by the full text of that agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference. The sale of CML to Invescotec occurred simultaneously with the execution of the definitive agreement, which contained customary representations, warranties, covenants and indemnification agreements.

CML is a distributor of a wide range of cleaning equipment, storage solutions and washroom dispensers for the commercial and sanitary maintenance and food service markets primarily in the United Kingdom.

Item 9.01 Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The following unaudited pro forma financial information is presented to give effect to the disposition of CML. The unaudited pro forma balance sheet as of March 31, 2007 is based on the historical statements of the Company as of March 31, 2007 after giving effect to the disposition as if it had occurred on March 31, 2007. The unaudited pro forma statements of operations for the three months ended March 31, 2007 and the fiscal years ended December 31, 2006, 2005 and 2004 are based on the historical financial statements of the Company for such periods after giving effect to the disposition of CML as if it had occurred on January 1, 2004.

The unaudited pro forma financial information should be read in conjunction with the Company’s historical Consolidated Financial Statements and Notes thereto contained in the Company’s 2006 Annual Report on Form 10-K, filed on March 16, 2007, and the Company’s First Quarter Form 10-Q, filed on May 10, 2007.

For purposes of preparing these pro forma financial statements, the Company has made adjustments based on assumptions that it believes to be reasonable under the circumstances as of the date of this filing. However, actual adjustments may differ materially from the information presented. The unaudited pro forma financial information presented is for informational purposes only. It is not intended to represent or be indicative of the consolidated results of operations or financial position that would have occurred had the sale been completed as of the dates presented nor is it intended to be indicative of future results of operations or financial position.

KATY INDUSTRIES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2007
(Amounts in Thousands)
(Unaudited)

	Katy	Pro Forma		As
	Historical	Adjustments		Adjusted
CURRENT ASSETS:

Cash and cash equivalents	$2,919	$-		$2,919
Accounts receivable, net	47,811	(4,287)	(b)	43,524
Inventories, net	61,484	(2,997)	(b)	58,487
Other current assets	3,592	(107)	(b)	3,485

Total current assets	115,806	(7,391)		108,415

OTHER ASSETS:

Goodwill	665	-		665
Intangibles, net	6,358	-		6,358
Other	8,576	(641)	(b)	7,935

Total other assets	15,599	(641)		14,958

PROPERTY AND EQUIPMENT
Land and improvements	336	-		336
Buildings and improvements	9,710	-		9,710
Machinery and equipment	120,701	(1,779)	(b)	118,922

	130,747	(1,779)		128,968
Less - Accumulated depreciation	(89,780)	1,111	(b)	(88,669)

Property and equipment, net	40,967	(668)		40,299

Total assets	$172,372	$(8,700)		$163,672

See notes to pro forma condensed financial statements.

KATY INDUSTRIES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2007
(Amounts in Thousands)
(Unaudited)

	Katy	Pro Forma		As
	Historical	Adjustments		Adjusted
CURRENT LIABILITIES:

Accounts payable	$32,836	$(2,502)	(b)	$30,334
Accrued compensation	3,814	-		3,814
Accrued expenses	33,624	(628)	(b)	33,246
		250	(c)
Current maturities of long-term debt	1,500	-		1,500
Revolving credit agreement	41,491	(8,723)	(a)	32,768

Total current liabilities	113,265	(11,603)		101,662

LONG-TERM DEBT, less current maturities	11,468	(1,277)	(a)	10,191

OTHER LIABILITIES	9,889	-		9,889

Total liabilities	134,622	(12,880)		121,742

COMMITMENTS AND CONTINGENCIES (Note 9)	-	-		-

STOCKHOLDERS’ EQUITY
15% Convertible Preferred Stock, $100 par value, authorized
1,200,000 shares, issued and outstanding 1,131,551 shares,
liquidation value $113,155	108,256	-		108,256
Common stock, $1 par value, authorized 35,000,000 shares,
issued 9,822,304 shares	9,822	-		9,822
Additional paid-in capital	27,145	-		27,145
Accumulated other comprehensive income	1,862	(1,269)	(b)	593
Accumulated deficit	(87,375)	5,449	(b)	(81,926)
Treasury stock, at cost, 1,871,127 shares	(21,960)	-		(21,960)

Total stockholders' equity	37,750	4,180		41,930

Total liabilities and stockholders' equity	$172,372	$(8,700)		$163,672

See notes to pro forma condensed financial statements.

KATY INDUSTRIES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended March 31, 2007

	Katy	Pro Forma		As
	Historical	Adjustments		Adjusted

Net sales	$94,803	$(4,756)	(d)	$90,047
Cost of goods sold	86,559	(3,588)	(d)	82,971
Gross profit	8,244	(1,168)		7,076
Selling, general and administrative expenses	11,440	(949)	(d)	10,491
Severance, restructuring and related charges	244	-		244
Gain on sale of assets	(120)	-		(120)
Operating income	(3,320)	(219)		(3,539)
Interest expense	(1,949)	217	(e)	(1,732)
Other, net	70	(2)	(d)	68

Loss from continuing operations before provision
for income taxes	(5,199)	(4)		(5,203)
Provision for income taxes from continuing operations	(459)	66	(f)	(393)

Loss from continuing operations	$(5,658)	$62		$(5,596)

Loss per share of common stock - Basic and diluted:
Loss from continuing operations	$(0.71)			$(0.70)

Weighted average common shares outstanding:
Basic and diluted	7,951			7,951

See notes to pro forma condensed financial statements.

KATY INDUSTRIES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Year Ended December 31, 2006

	Katy	Pro Forma		As
	Historical	Adjustments		Adjusted

Net sales	$396,166	$(16,007)	(d)	$380,159
Cost of goods sold	344,695	(11,953)	(d)	332,742
Gross profit	51,471	(4,054)		47,417
Selling, general and administrative expenses	46,939	(3,242)	(d)	43,697
Severance, restructuring and related charges	(112)	-		(112)
Loss on sale of assets	467	-		467
Operating loss	4,177	(812)		3,365
Interest expense	(7,037)	867	(e)	(6,170)
Other, net	302	(13)	(d)	289

Loss from continuing operations before provision
from income taxes	(2,558)	42		(2,516)
Provision from income taxes from continuing operations	(2,326)	242	(f)	(2,084)

Loss from continuing operations	$(4,884)	$284		$(4,600)

Loss per share of common stock - Basic and diluted:
Loss from continuing operations	$(0.61)			$(0.58)

Weighted average common shares outstanding:
Basic and diluted	7,967			7,967

See notes to pro forma condensed financial statements.

KATY INDUSTRIES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Year Ended December 31, 2005

	Katy	Pro Forma		As
	Historical	Adjustments		Adjusted

Net sales	$423,390	$(15,983)	(d)	$407,407
Cost of goods sold	372,715	(11,677)	(d)	361,038
Gross profit	50,675	(4,306)		46,369
Selling, general and administrative expenses	52,315	(2,954)	(d)	49,361
Impairments of goodwill	1,574	-		1,574
Impairments of other long-lived assets	538	-		538
Severance, restructuring and related charges	1,090	-		1,090
Gain on sale of assets	(377)	-		(377)
Operating loss	(4,465)	(1,352)		(5,817)
Equity in income of equity method investment	600	-		600
Interest expense	(5,570)	773	(e)	(4,797)
Other, net	207	7	(d)	214

Loss from continuing operations before provision
for income taxes	(9,228)	(572)		(9,800)
Provision for income taxes from continuing operations	(1,608)	41	(f)	(1,567)

Loss from continuing operations	$(10,836)	$(531)		$(11,367)

Loss per share of common stock - Basic and diluted:
Loss from continuing operations	$(1.37)			$(1.43)

Weighted average common shares outstanding:
Basic and diluted	7,949			7,949

See notes to pro forma condensed financial statements.

KATY INDUSTRIES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Year Ended December 31, 2004

	Katy	Pro Forma		As
	Historical	Adjustments		Adjusted

Net sales	$416,681	$(16,537)	(d)	$400,144
Cost of goods sold	361,660	(11,660)	(d)	350,000
Gross profit	55,021	(4,877)		50,144
Selling, general and administrative expenses	52,668	(2,960)	(d)	49,708
Impairments of goodwill	7,976	-		7,976
Impairments of other long-lived assets	22,080	-		22,080
Severance, restructuring and related charges	3,505	-		3,505
Gain on sale of assets	(288)	-		(288)
Operating loss	(30,920)	(1,917)		(32,837)
Interest expense	(3,782)	495	(e)	(3,287)
Other, net	(998)	11	(d)	(987)

Loss from continuing operations before provision
for income taxes	(35,700)	(1,411)		(37,111)
Provision for income taxes from continuing operations	(642)	474	(f)	(168)

Loss from continuing operations	$(36,342)	$(937)		$(37,279)

Loss per share of common stock - Basic and diluted:
Loss from continuing operations	$(4.61)			$(4.73)

Weighted average common shares outstanding:
Basic and diluted	7,883			7,883

See notes to pro forma condensed financial statements.

Notes to Unaudited Pro Forma Financial Information

1.  Basis of Presentation

The historical financial statements represent the consolidated balance sheets and statements of operations derived from the Annual Report on Form 10-K for the years ending December 31, 2006, 2005 and 2004, and the Quarterly Report on Form 10-Q for the period ended March 31, 2007.

The accompanying financial information has been presented to give effect to the disposition of CML. The unaudited pro forma balance sheet as of March 31, 2007 is based on the historical statements of the Company as of March 31, 2007 after giving effect to the disposition as if it had occurred on March 31, 2007. The unaudited pro forma statements of operations for the three months ended March 31, 2007 and the fiscal years ended December 31, 2006, 2005 and 2004 are based on the historical financial statements of the Company for such periods after giving effect to the disposition of CML as if it had occurred on January 1, 2004.

2.  Transaction

The expected proceeds to be received, net of closing costs, for CML is approximately $9.7 million. Based on these proceeds and, after taking into account transaction costs and expenses of approximately $0.3 million, the Company expects to incur a pre-tax gain of approximately $5.4 million.

3.  Pro Forma Adjustments

The pro forma adjustments are described below:

(a)
Amounts represent the receipt of gross proceeds of $10.0 million used to pay down the Revolving Credit Facility and Term Loan. This pay down was required in the Bank of America Credit Agreement, but does not reduce the Company’s overall borrowing capacity. The application of proceeds between the Revolving Credit Facility and Term Loan reflects the consent given by the creditors in the Bank of America Credit Agreement.

(b)	Amounts represent the historical account balances of CML, net of intercompany account balances prior to closing.
(c)	Amount represents the transactional closing costs incurred.
(d)	Amounts represent the historical account activity of CML, net of intercompany activity.
(e)	Amounts relate to the interest expense reduction as a result of the use of the above proceeds. The interest rates applied were consistent with the terms of the Bank of America Credit Agreement.
(f)	Amounts represent the historical income tax activity of CML. No income tax impact is present associated with the interest expense reduction as the reduction will be recognized in the United States.

(d)	Exhibits.

Exhibit No.  Description
10.1         Share Purchase Agreement dated June 6, 2007 by and between CEH Limited, Katy Industries, Inc. and Invescotec Limited

Note about Forward Looking Statements

This Current Report on Form 8-K may contain various forward-looking statements. The forward-looking statements are based on the beliefs of Katy’s management, as well as assumptions made by, and information currently available to, the Company’s management. Additionally, the forward-looking statements are based on Katy’s current expectations and projections about future events and trends affecting the financial condition of its business. The forward-looking statements are subject to risks and uncertainties, detailed from time to time in Katy’s filings with the SEC, that may lead to results that differ materially from those expressed in any forward-looking statement made by the Company or on its behalf. Katy undertakes no obligation to revise or updated such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KATY INDUSTRIES, INC.
(Registrant)

By: /s/ Amir Rosenthal
Amir Rosenthal
Vice President, Chief Financial Officer,
General Counsel and Secretary

Date: June 11, 2007

Exhibits

Exhibit No.  Description
10.1         Share Purchase Agreement dated June 6, 2007 by and between CEH Limited, Katy Industries, Inc. and Invescotec Limited